                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No ____)

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [  ]

 Check the appropriate box:

 [X]     Preliminary Proxy Statement

 [   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [   ]   Definitive Proxy Statement

 [   ]   Definitive Additional Materials

 [   ]   Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

                           AMERICANA PUBLISHING, INC.

               Name of the Registrant as Specified In Its Charter

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]     No fee required.

 [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:  Not applicable

         (2)  Aggregate number of securities to which transaction applies: Not applicable

         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

         (4)  Proposed maximum aggregate value of transaction: Not applicable

         (5)  Total fee paid: Not applicable

 [   ] Fee paid previously with preliminary materials.

 [   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         Amount Previously Paid: Not applicable

         Form, Schedule or Registration Statement No.: Not applicable

         Filing Party: Not applicable

         Date Filed: Not applicable

                           AMERICANA PUBLISHING, INC.
                          303 San Mateo NE, Suite 104A
                              Albuquerque, NM 87108

December 2, 2003

To Our Stockholders

     You are cordially  invited to attend the Annual Meeting of  Stockholders of
Americana Publishing,  Inc. (the "Company").  The Annual Meeting will be held on
January 30, 2004 at 11:00 a.m. at the Company's  executive  offices,  located at
303 San Mateo NE, Suite 104A, Albuquerque, NM 87108.

     The actions we expect to take at the Annual Meeting are described in detail in the attached Proxy  Statement and Notice of Annual  Meeting of  Stockholders.
Also included with this letter is the Company's Annual Report.

     Please use this  opportunity  to take part in the affairs of the Company by voting on the business to come before this  meeting.  If you are a record holder of the  Company's  Common Stock on November  20, 2003,  you are eligible to vote with respect to these matters,  either personally at the meeting or by proxy. It is  important  that your shares be voted,  whether or not you plan to attend the meeting, to ensure the presence of a quorum.  Therefore,  please complete, sign, date and return the accompanying  proxy in the enclosed  postage-paid  envelope.
Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ George Lovato, Jr.
President and Chairman of the Board

                           AMERICANA PUBLISHING, INC.
                          303 San Mateo NE, Suite 104A
                              Albuquerque, NM 87108

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The Annual Meeting of  Stockholders of Americana  Publishing,  Inc. will be held on Friday,  January 30,  2004,  at 11:00 a.m.,  at 303 San Mateo NE,  Suite
104A, Albuquerque, NM 87108 for the following purposes:

     (1) To elect the following directors:

         1.  George Lovato, Jr.
         2.  Don White
         3.  David Poling
         4.  Jay Simon
         5.  Jerome Ruther

     (2) To ratify the  appointment of Phillip H. Salchli CPA as the independent auditor for fiscal years 2002, 2003 and 2004;

     (3) To amend the Articles of  Incorporation to increase the total number of shares of  common  stock  authorized  for  issuance  by  400,000,000  to a total authorized of 500,000,000 shares of common stock;

     (4) To approve a  modification  to an  anti-takeover  provision  in certain director option agreements;

     (5) To approve a reverse stock split of up to 100:1  conditioned on further approval  of the  board  of  directors  prior  to the  next  annual  meeting  of stockholders; and

     (6) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders  of record at the close of business on November  20, 2003 will be  entitled  to  notice  of  and  to  vote  at the  Annual  Meeting  and at any continuation or adjournment  thereof.  All stockholders are cordially invited to attend the Annual  Meeting in person.  Your vote is  important.  Please fill in, date,  sign and return the enclosed proxy in the return  envelope as promptly as possible,  whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly  processing of the proxies and will assist in ensuring that a quorum is present or represented.
If you return your proxy,  you may  nevertheless  attend the Annual  Meeting and vote your  shares in person if you wish.  If you want to revoke  your proxy at a later time for any reason, you may do so in the manner described in the attached
Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ Jay Simon
                                            Secretary

Albuquerque, New Mexico
December 2, 2003

                           AMERICANA PUBLISHING, INC.
                          303 San Mateo NE, Suite 104A
                              Albuquerque, NM 87108

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held January 30, 2004

                                VOTING AND PROXY

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of  Directors  of  Americana  Publishing,  Inc., a Colorado
corporation  (referred to as the "Company",  "we", "our" or "us") for use at our
Annual  Meeting  of  Stockholders  to be held at 303 San Mateo NE,  Suite  104A,
Albuquerque, NM 87108 on Friday, January 30, 2004, at 11:00 a.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this
Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about December 15, 2003.

Revocability of Proxy and Voting of Shares

     Any  stockholder  giving a proxy  has the  power to  revoke  it at any time before it is  exercised.  The proxy may be  revoked by filing an  instrument  of revocation  or a duly  executed  proxy  bearing a later date with the  Company's
Secretary at our principal  executive offices located at 303 San Mateo NE, Suite
104A,  Albuquerque,  NM 87108.  The proxy may also be revoked by  attending  the meeting and voting in person.  If it is not revoked,  the proxy will be voted at the meeting in accordance with the stockholder's  instructions  indicated on the proxy card. If no  instructions  are indicated,  the proxy will be voted FOR the approval of the five proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly  brought  before the meeting or any adjournments thereof.

Record Date, Voting Rights and Outstanding Shares

     The Board of Directors has fixed  November 20, 2003 as the record date (the
"Record Date") for determining holders of our Common Stock, par value $0.001 per share,  who are entitled to vote at the meeting.  As of the Record Date,  we had
99,998,267  shares of Common Stock  outstanding and entitled to vote. Each share of Common  Stock  entitles  the record  holder to one vote on each  matter to be voted upon at the  meeting.  A majority of the shares of Common Stock issued and outstanding  and entitled to vote at the meeting will constitute a quorum at the meeting.  Votes withheld,  abstentions and broker non-votes shall be counted for purposes of determining  the presence or absence of a quorum for the transaction of  business  at the  meeting  separately  with  respect  to  each  proposal  in accordance with Colorado law.

     When the proxy is  properly  executed,  dated and  returned,  the shares it represents  will be voted in accordance  with any directions  noted on it. Votes cast by proxy or in  person  at the  Annual  Meeting  will be  tabulated  by the
Inspector  of  Election,  in  conjunction  with  information  received  from our transfer agent.  The Inspector of Election will also determine  whether or not a quorum is present.

     Directors are elected by a plurality of the votes cast in the election.  In electing  directors,  each  stockholder  has  cumulative  voting  rights  and is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected.  The  stockholder may cast these votes all for a single  candidate or may distribute the votes among some or all of the candidates.  Because all stockholders may cumulate their votes for candidates in nomination if any one  stockholder  has given such notice,  the proxy holder may allocate the votes represented by proxies among the Board of Directors' nominees in the proxy holder's sole  discretion.  Abstentions  and negative votes will be counted as present for purposes of determining the existence of a quorum.  If no specification  is indicated,  the shares will be voted "FOR" the election of the director-nominees  named on the  proxy.  Proxies  cannot  be voted for a greater number of persons than the number of nominees named.

     The  affirmative  vote of the holders of a majority of the shares of Common
Stock  present at the  meeting in person or by proxy is  required to approve all other proposals brought before the meeting.  Shares which abstain from voting as to these  matters,  and shares held in "street  name" by brokers or nominees who indicate on their proxies that they do not have discretionary  authority to vote such shares as to these  matters  ("broker  non-votes"),  will not be counted as votes in  favor  of such  matters.  For  purposes  of  determining  whether  the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained,  abstentions and broker  non-votes will be included in the number of shares present and entitled to vote.

Solicitation

     The cost of solicitation of proxies,  including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of  solicitation  materials  will be furnished to  brokerage  houses,  nominees, fiduciaries and custodians to forward to beneficial  owners of Common Stock held in their names. We will reimburse brokerage firms and other persons representing beneficial  owners of Common Stock for their  reasonable  expenses in forwarding solicitation  materials to the owners.  In addition to original  solicitation of proxies by mail,  our  directors,  officers  and other  employees  may,  without additional  compensation,  solicit proxies by telephone,  facsimile and personal interviews.

Delivery of Documents to Stockholders Sharing an Address

     The Company will only deliver one proxy statement to multiple  stockholders sharing an address unless we have received contray instructions from one or more of the  stockholders.  The Company will promplty deliver a seperate copy of this proxy  statement to a stockholder  at a shared address to which a single copy of the document was delivered upon oral or written request to:

                           Americana Publishing, Inc.
                          303 San Mateo NE, Suite 104A
                             Albuquerque, NM 87108

                           Attn: Corporate Secretary

     Stockholders  may also address  future  requests  for seperate  delivery of proxy  statements and or annual reports by contacting the Company at the address listed above.

                              OVERVIEW OF PROPOSALS

     This Proxy Statement includes five proposals requiring  stockholder action.
The proposals are:

     o    to reelect the five directors;

     o    to ratify the appointment of Phillip H. Salchli CPA as the independent auditor for fiscal years 2002, 2003 and 2004;

     o    to amend the Articles of Incorporation to increase the total number of shares of common stock  authorized  for issuance by  400,000,000  to a total authorized of 500,000,000 shares of common stock;

     o    to approve a  modification  to an  anti-takeover  provision in certain director option agreements; and

     o    to approve a reverse stock split of up to 100:1 conditioned on further approval of the board of directors within 12 months.

The proposals are discussed in more detail below.

                                    PROPOSALS

Proposal #1 - Election Of Directors

     Five  directors  are to be elected to our Board of  Directors at the Annual
Meeting.  The directors  will hold office for a term of one-year term. The Board of Directors  has nominated Mr.  George  Lovato,  Jr., Mr. Don White,  Mr. David
Poling,  Mr. Jay Simon and Mr. Jerome Ruther. We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other  nominees to be  designated  by the Board of Directors to fill any such vacancies.

     Our Bylaws provide for five members of the Board of Directors.  Information regarding  the  business  experience  of each  nominee and  director is provided below.  There  are no family  relationships  among our  executive  officers  and
directors.   Our  directors   serve  until  the  next  annual   meeting  of  our
stockholders.  Our  Board of  Directors  does not  have an  audit  committee,  a nominating  committee  or a  compensation  committee  or  committees  performing similar  functions.  Our  bylaws  permit us to  compensate  our  directors  upon resolution  by the Board of Directors.  Directors do not  currently  receive any form of cash  compensation  for their  participation  on the Company's  Board of
Directors.

George Lovato, Director Nominee
         Director since 1998
         Age 46

     Mr.  Lovato is our founder and has been a Director,  Chairman and President since our  inception.  Over the past 15 years Mr. Lovato has acquired  extensive management experience with startup companies, corporate finance, computer system and software development, international trade and relations, strategic planning, and sales and  marketing  development.  Mr.  Lovato  has  rendered  services  to
companies  engaged  in  business  management,  public  relations,   advertising,
corporate finance,  agriculture,  automotive industry  consulting,  travel, auto rental and leasing, and insurance.

     Mr.  Lovato was educated in New Mexico.  He is the principal and sole owner of B. H. Capital Limited,  a merchant banking and corporate  finance  consulting enterprise  located in  Albuquerque,  New Mexico with branch  offices in Denver,
Colorado and Houston, Texas.

Don White, Director Nominee
         Director since 1998
         Age 52

     Mr.  White is a CPA in  Houston,  Texas,  and has  operated  an  accounting practice  for over 20  years.  Mr.  White  was  educated  at Sam  Houston  State
University  and received his degree in accounting  in 1972.  Mr. White has broad expertise in the development of market value financial statements.  He currently advises the Company on general financial  matters and corporate  development and oversees  the audit  and  acquisition  committees.  Mr.  White  has  served as a director and as Vice President of the Company since its inception.

David Poling, Director Nominee
         Director since 1998
         Age 74

     Dr. Poling is Chairman of Sierra  Publishing  Group,  the author of a dozen books and a  nationally  syndicated  columnist  whose column is published in 600 newspapers.  Formerly,  Dr.  Poling  was in charge of The  Christian  Herald,  a publication  with a half million  monthly  circulation.  Dr.  Poling is also the
President of the Family Bookshelf, the largest religious book club in the United
States.  Dr. Poling is a Presbyterian  clergyman educated at College of Wooster,
Ohio and Yale  University.  Dr. Poling has served on the board as a Director and as a Vice President since the Company's inception.

Jay Simon, Director Nominee
         Director since 1998
         Age 45

     Mr. Simon  graduated from the University of New Mexico in 1986 with a BS in
Pharmacy. Mr. Simon is currently employed as Executive Director of International
Business   Development   of   Syncor   International   Corporation,   a  nuclear
pharmaceutical  company. Mr. Simon has served as a Director and as the Company's
Secretary/Treasurer since its inception.

Jerome Ruther, Director Nominee
         Director since 2001
         Age 69

     Mr. Ruther graduated from Northwestern  University in 1954 with a degree in accounting.  Later Mr. Ruther graduated from Northwestern  University Law School and practiced in the legal profession for approximately 20 years. Mr. Ruther has
had  business   experience  with  various  media   businesses  and  real  estate
developments. He was also a controlling shareholder of Sunset Productions, Inc., an audio book production company.  Mr. Ruther has been a Director of the Company since January 2001.

THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE  "FOR" THE  ELECTION  OF THE
DIRECTOR NOMINEES.

Proposal #2 - Ratification of Phillip H. Salchli CPA as our independent  auditor for 2002, 2003 and 2004

     The Board of Directors requests that the stockholders  ratify its selection of Phillip H. Salchli CPA as our independent auditor for the current fiscal year and the past two fiscal years.  Mr. Salchli is not expected to attend the annual meeting.

     Singer Lewak Greenbaum & Goldstein LLP, the independent  accountants we had engaged  as the  principal  accountants  to  audit  our  consolidated  financial statements  was  dismissed  effective  October 16, 2002. On October 18, 2002, we engaged Philip H. Salchli, CPA as our principal independent  accountant to audit our consolidated financial statements for the year ending December 31, 2002. The decision to change our  independent  accountants  from Singer Lewak  Greenbaum &
Goldstein LLP to Philip H. Salchli, CPA was approved by our Board of Directors.

     The report of Singer  Lewak  Greenbaum  &  Goldstein  LLP on our  financial statements  as of and for the year ended  December  31,  2001 did not contain an adverse opinion, or a disclaimer of opinion,  however the report was modified as to our ability to continue as a going concern.  During the one-year period ended
December 31, 2001,  and the interim period from January 1, 2002 through the date of dismissal,  we did not have any  disagreements  with Singer Lewak Greenbaum &
Goldstein  LLP on any matter of accounting  principles  or practices,  financial statement disclosure,  or auditing scope or procedure,  which disagreements,  if not  resolved to the  satisfaction  of Singer Lewak  Greenbaum & Goldstein  LLP, would  have  caused  it to  make  a  reference  to  the  subject  matter  of the disagreements in connection with its reports.

     Prior to retaining  Singer Lewak  Greenbaum & Goldstein  LLP, our financial statements  were  prepared by Null  Lairson CPA, PC. The reports of Null Lairson
CPA, PC on our financial statements for the year ended December 31, 2000 did not contain an adverse opinion, or a disclaimer of opinion,  nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two year period and any subsequent interim period preceding its dismissal, there were no  disagreements  with Null  Lairson  CPA, PC on any matter of  accounting principles or practices,  financial statement  disclosure,  or auditing scope or procedure,  which  disagreements,  if not resolved to the  satisfaction  of Null
Lairson CPA, PC, would have caused Null Lairson CPA, PC to make reference to the subject matter of the disagreements in connection with its report.

     Prior to engaging  Philip H. Salchli,  CPA, we had not consulted  Philip H.
Salchli,  CPA, regarding the application of accounting principles to a specified transaction,  completed or proposed,  or the type of audit opinion that might be rendered on our financial statements.

     The following table sets forth fees billed to us by our auditors during the fiscal  years ended  December  31, 2001 and  December 31, 2002 for: (i) services rendered for the audit of our annual financial  statements and the review of our quarterly financial statements,  (ii) services by our auditor and former auditor that are  reasonably  related to the  performance  of the audit or review of our financial  statements  and that are not reported as Audit Fees,  (iii)  services rendered in connection  with tax  compliance,  tax advice and tax planning,  and
(iv) all other fees for services rendered.

                                             December 31, 2002                 December 31, 2001

(i)         Audit Fees                       $ 30,000                          $ 59,806
(ii)        Audit Related Fees               $   7,500                         $
(iii)       Tax Fees                         $                                 $
(iv)        All Other Fees                   $   4,500                         $

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE  RATIFICATION  OF PHILLIP H.
SALCHLI CPA AS OUR INDEPENDENT AUDITOR FOR 2002, 2003 AND 2004.

Proposal #3 - Amendment of Articles of  Incorporation to Increase the Authorized
Shares of Common Stock to 500,000,000

     Under  the  Company's   Articles  of  Incorporation,   we  have  authorized
100,000,000 shares of common stock, par value $0.001. The Board of Directors has approved a resolution to amend the Articles, subject to shareholder approval, to increase  the  number of  shares of common  stock  authorized  for  issuance  to
500,000,000  shares of common stock.  As of the record date,  we had  99,998,267 shares of common stock outstanding.

Purpose and Effect of the Amendment

     The  principal  purpose  of  the  proposed  amendment  to the  Articles  of
Incorporation  is to authorize  additional  shares of common stock which will be available in the event the Board of Directors determines that it is necessary or appropriate,  and to provide for the conversion into equity of certain  existing outstanding  debt.  The  Company is  currently  looking  for  financing  for its on-going operations.  It is anticipated that any such financing will involve the issuance of common stock. However, no such financing is currently available.  In deciding to propose an increase from 100,000,000  shares to 500,000,000  shares,
the  Board  considered  a  variety  of  factors   including   providing  maximum
flexibility in obtaining  funding  through the sale of common stock,  permitting future stock dividends,  entering into strategic partnerships or joint ventures, providing for stock and/or stock options for employees and  consultants or other corporate  purposes.  The  availability of additional  shares of common stock is particularly  important  in the  event  that  the  Board of  Directors  needs to undertake any of the foregoing  actions on an expedited  basis and thus to avoid the time and  expense of seeking  shareholder  approval in  connection  with the contemplated issuance of common stock.

     If the amendment is approved by the shareholders, the Board does not intend to solicit further shareholder  approval prior to the issuance of any additional shares of common stock,  except as may be required by applicable  law, such as a merger or share exchange.

     The increase in authorized  common stock will not have any immediate effect on the  rights  of  existing  shareholders.  However,  the  Board  will have the authority to issue authorized common stock without requiring future  shareholder approval of such issuances,  except as may be required by applicable law. To the extent that  additional  authorized  shares are issued in the  future,  they may decrease the existing  shareholders'  percentage equity ownership and, depending on the  price at which  they are  issued,  could  be  dilutive  to the  existing shareholders.  The  holders of common  stock have no  preemptive  rights and the
Board of  Directors  has no plans to grant such rights with  respect to any such shares.

     The  increase in the  authorized  number of shares of common  stock and the subsequent  issuance  of such  shares  could  have the  effect  of  delaying  or preventing  a change in control of the  Company  without  further  action by the shareholders.  Shares of authorized and unissued common stock could,  within the limits imposed by applicable  law, be issued in one or more  transactions  which would make a change in control of the Company more difficult, and therefore less likely.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding  shares of common stock and such additional  shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     The Board of Directors is not  currently  aware of any attempt to take over or acquire the Company.  While it may be deemed to have potential  anti-takeover effects,  the proposed  amendment to increase the authorized common stock is not prompted  by any  specific  effort or takeover  threat  currently  perceived  by management.  The  Board  has no  plans  to  implement  additional  anti-takeover measures,  other  than as set forth in  Proposal  #4 below.  Also,  there are no provisions  in  the  Company's  Articles  of  Incorporation,  By-laws  or  other agreements which have material  anti-takeover effects, other than the employment agreements and option  agreements  discussed  below.  The  additional  shares of common stock to be authorized  pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the Articles.

     Based on the  foregoing  discussion,  the Board of Directors  requests that stockholders  approve the following  resolutions in connection with the proposed increased in the authorized shares of common stock:

     RESOLVED, that the stockholders of the Company hereby authorize and approve an amendment to the Company's  Articles of  Incorporation  to increase the total number of shares of common stock available for issuance to  500,000,000;  and it is further

     RESOLVED, that Article 4 of the Articles of Incorporation is deleted in its entirety and the following shall appear in its place:

     "4.  Capital Stock.  The aggregate  number of shares of capital stock which the  corporation  shall have  authority  to allot is five  hundred  million
     (500,000,000)  shares of $.001 par value  common  stock and twenty  million
     (20,000,000) of preferred  which shall be no par value stock.  The Board of
     Directors may, from time to time, fix a consideration for which said shares may be issued and sold,  which  consideration  shall not be less than $.001 per share."

     RESOLVED,  that the officers of the Company be, and each of them hereby is, authorized  and  empowered  (any one of them acting  alone),  in the name and on behalf of the Company,  to file an  amendment  to the Articles of  Incorporation implementing the foregoing resolution; and it is further

     RESOLVED,  that the officers of the Company be, and each of them hereby is, authorized and empowered  (any one of them acting alone),  in the name of and on behalf of the Company,  to procure any  authorizations  or approvals or to do or cause to be done all such acts or things and to sign and  deliver or cause to be signed and delivered,  all such  documents,  including but not limited to, stock certificates, federal and state securities forms, filings, applications or other documents,  with such amendments,  additions and other modifications thereto, as such officer may deem appropriate,  which shall be deemed conclusively evidenced by the  execution and delivery  thereof,  and to carry out and fully perform the terms  and  provisions  of such  documents  in order to carry  into  effect  the foregoing resolutions and to fully effect the transactions  contemplated in such resolutions.

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  AMENDMENT TO INCREASE THE
AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000.

Proposal #4 - Modification of Agreements Containing Anti-Takeover Provisions

     Proposal #4 is a management sponsored  anti-takeover proposal and device to insulate  management  from  removal  in  connection  with such a  takeover.  The over-all  effect of the proposal is to render more difficult the  accomplishment of mergers or the assumption of control by a principal stockholder,  and thus to make difficult the removal of management.  The existing anti-takeover  provision set forth in  Paragraph 9 of the option  agreements  dated as of January 1, 1999 between the Company and directors George Lovato,  Don White,  Jay Simon,  Jerome
Ruther and David Poling provides as follows:

"9. In the event of any of the  following  conditions  the Company will issue an additional  300,000 shares of common stock to the Purchaser for  compensation of
$1.00.

          a) The sale of  substantially  all of the Company's assets to a single purchaser or group of associated purchasers; or

          b) The  purchase  of  substantially  all of the  Company's  issued and outstanding stock in an effort to take the Company Private; or

          c) The attempt by an individual or associated  group of individuals or corporation  or entity to purchase stock in the Company for the purposes of a hostile take over; or

          d) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

          e) The Company's  decision to terminate its business and liquidate its assets; or

          f) The merger or  consolidation  of the Company with  another  company where by the  directors  of the  Company as a whole are no longer  majority shareholders."

     On May 16, 2003 the Board of Directors  unanimously approved a modification to the foregoing  provision by replacing  "300,000" with  "10,000,000" such that the introductory portion of the option agreements would read as follows:

"9. In the event of any of the  following  conditions  the Company will issue an additional  10,000,000  shares of common stock to the Purchaser for compensation of $1.00..."

     The Board of  Directors  requests  the  Company's  shareholders  ratify and approve the foregoing provision as modified.

Reasons for Proposal #4 and the Bases of Such Reasons

     Management  has no  knowledge  of any  specific  effort to  accumulate  the
Company's  securities or to obtain  control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. Proposal #4 is being  proposed  at this time,  in the absence of such  efforts,  so that the provision is in place in the event any of the  foregoing  efforts are made.  The option serves as a deterrence to potential hostile takeover bids.  However,  the number of outstanding shares has increased  significantly  since January,  1999, and  the  deterrence  effect  of  the  existing  anti-takeover  provisions  have diminished accordingly.

     The Company's Articles of Incorporation and Bylaws do not presently contain other provisions having an anti-takeover effect. This Proposal #4 is not part of a plan by management to adopt a series of anti-takeover measures, and management does not  presently  intend to propose  other  anti-takeover  measures in future proxy solicitations.  Sufficient  authorized but unissued shares of common stock are not  presently  available to satisfy the  anti-takeover  provisions of these options, either as presently stated or as modified, unless either Proposal #3 or
Proposal #5 is approved by a vote of the shareholders.

     The  employment  agreements  of George  Lovato and Don White  each  contain anti-takeover  provisions resulting in the potential payment to them of $500,000 each in the event of certain  potential  actions  relating to a take-over.  This serves as an additional deterrence to a hostile take-over effort.

Over-all Effects of Proposal #4

     The over-all effects of the proposal,  if adopted,  would be to render more difficult  or to  discourage  a  merger,  tender  offer  or proxy  contest,  the assumption  of  control  by a  holder  of a larger  block  of the  corporation's securities and the removal of incumbent management.  The proposal could make the accomplishment  of a given transaction more difficult even if it is favorable to the interests of shareholders.  Making the removal of management more difficult, even if such removal would be beneficial to shareholders  generally,  would make it more  difficult for  shareholders  to participate in a merger or tender offer unfavored by incumbent management.

     In addition,  Colorado law provides for cumulative voting of directors, and the Company's Articles of Incorporation and Bylaws do not make any exceptions to this cumulative voting privilege. Accordingly, if the anti-takeover provision is triggered the directors could use those additional  shares to vote  cumulatively for their own  reelection,  thereby  preserving  their tenure as a member of the
Board of Directors and making it very difficult for other shareholders to effect their removal or replacement.

Advantages and Disadvantages of Proposal #4

     The  increased   deterrence   resulting  from  the   modification   to  the
anti-takeover  provision  of the option  agreements  will have the  advantage of increasing the likelihood that takeover efforts unfavored by management will not be  presented,  thus  allowing  management  additional  time to  execute  on the
Company's business plans and strategies. However, in the event the anti-takeover provisions  are  triggered,  management  will receive an aggregate of 50,000,000 shares of common stock for consideration of $5.00, causing immediate significant dilution to all  existing  shareholders  and  providing a potential  windfall to management.  This  Proposal #4 could be  beneficial  to  management in a hostile tender  offer and may have an  adverse  impact on  shareholders  who may want to participate in such a tender offer.

How Proposal #4 Will Operate

     The  modification  is an  amendment  to an  existing  agreement  with  each director.  In the event of an event  triggering  the poison  pill  option,  each director  would have the option to pay the  Company  $1.00 in  exchange  for the issuance of 10,000,000 shares of the Company's common stock to such director.

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE  MODIFICATION  TO THE POISON
PILL OPTIONS.

Proposal #5 - Reverse Stock Split

     The  Company's  stockholders  are  being  asked to  authorize  the Board of
Directors,  in its  discretion,  to effect a  reverse  split of its  issued  and outstanding  common stock (the  "Reverse  Stock Split") at any time prior to the next annual meeting of shareholders.  In its discretion,  the Board of Directors would be empowered to combine the common stock in any ratio up to and  including
100 shares for 1 share.

     The Company believes that the current market price of its common stock does not reflect the Company's value and has a negative  effect on the  marketability of the existing shares,  the percentage of transaction  costs paid by individual stockholders  and the  potential  ability  of the  Company  to raise  capital or acquire businesses by issuing additional shares of its common stock. The Company believes that the decrease in the number of shares outstanding will make it more attractive  to possible  merger or  acquisition  candidates  and may enhance its ability to raise capital through the financial markets.

     The Board of Directors has adopted a resolution  declaring the advisability of the Reverse Stock Split, subject to stockholder approval, and authorizing any other action it deems  necessary  to effect the Reverse  Stock Split at any time prior to the next annual meeting of shareholders.

     If approved by the  stockholders  of the Company,  the Reverse  Stock Split would become  effective on any date selected by the Board of Directors  prior to the next annual meeting of shareholders. The effective date of the Reverse Stock
Split  would be the date on  which  the  Amendment  is filed  with the  Colorado
Secretary of State.  However,  the Board of Directors  reserves the right,  even after stockholder  approval,  to forego or postpone filing the Amendment if such action is  determined  not to be in the best  interests  of the  Company and its stockholders.  If the Reverse Stock Split is not subsequently implemented by the
Board of  Directors  and  effected by the next annual  meeting of  stockholders, stockholder  authority  for the  proposed  Reverse  Stock  Split  will be deemed abandoned, without any further effect. In such case, the Board of Directors will again seek  stockholder  approval  at a future date for a share  combination  or reverse stock split if it deems it to be advisable at that time.

     While  management  anticipates that the Reverse Stock Split will facilitate the  Company's  access to  capital,  its  ability to make  acquisitions  and its ability to conduct other  corporate  activities,  there can be no assurance that following the proposed  Reverse Stock Split the Company will be able to complete any of these  undertakings.  There can be no assurance  that the market price of the common  stock  immediately  after the proposed  Reverse  Stock Split will be maintained  for any period of time, or that the market price of the common stock after the proposed Reverse Stock Split will exceed the current market price.

     If the Reverse Stock Split is approved and the Board of Directors elects to effect the Reverse Stock Split,  then each outstanding  share of common stock as of the record date of the Reverse Stock Split will immediately and automatically be changed,  as of the  effective  date of the  Amendment,  into a number  which reflects the ratio chosen by the Board of Directors.  For example,  if the Board of Directors approves a Reverse Stock Split of 100 shares for 1 share, than each share of  outstanding  common  stock will  automatically  be changed,  as of the effective  date of the  Amendment,  into  100th of a share of common  stock.  In addition,  proportional adjustments will be made to the maximum number of shares issuable  under the  Company's  equity  plans,  as well as the  number of shares issuable  upon  exercise and the  exercise  price of the  Company's  outstanding options.  No fractional shares of common stock will be issued in connection with the Reverse Stock Split.  Holders of common stock who would receive a fractional share of common  stock due to the Reverse  Stock Split will receive cash in lieu of the fractional share.

     If the Reverse Stock Split is approved by the  stockholders and effected by the  Board of  Directors,  the  Board of  Directors  will fix a record  date for determination  of shares  subject to the Reverse Stock Split.  As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the
Reverse Stock Split.

     Because  the Reverse  Stock Split will apply to all issued and  outstanding shares of common  stock and  outstanding  rights to purchase  common stock or to convert other  securities  into common stock,  the proposed  Reverse Stock Split will not alter the relative rights and preferences of existing stockholders.

     Based on the  foregoing  discussion,  the Board of Directors  requests that stockholders  approve the following  resolutions in connection with the proposed
Reverse Stock Split:

     RESOLVED,  that the  stockholders of the Company hereby authorize the Board of Directors,  at any time prior to the next annual meeting of stockholders,  to effect a combination of the Company's issued and outstanding  common stock using the ratio x:1, with x equaling any whole number, up to and including 100; chosen by the Board of Directors in its discretion (the "Reverse Stock Split");  and it is further

     RESOLVED,  that the officers of the Company be, and each of them hereby is, authorized  and  empowered  (any one of them acting  alone),  in the name and on behalf of the  Company,  to give effect to the Reverse  Stock  Split;  and it is further

     RESOLVED,  that the officers of the Company be, and each of them hereby is, authorized and empowered  (any one of them acting alone),  in the name of and on behalf of the Company,  to procure any  authorizations  or approvals or to do or cause to be done all such acts or things and to sign and  deliver or cause to be signed and delivered,  all such  documents,  including but not limited to, stock certificates, federal and state securities forms, filings, applications or other documents,  with such amendments,  additions and other modifications thereto, as such officer may deem appropriate,  which shall be deemed conclusively evidenced by the  execution and delivery  thereof,  and to carry out and fully perform the terms  and  provisions  of such  documents  in order to carry  into  effect  the foregoing resolutions and to fully effect the transactions  contemplated in such resolutions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Other than George  Lovato,  Don White and Jerome Ruther,  Directors,  as of
November  20,  2003  there  were no  individuals  that owned more than 5% of our
Common  Stock.  The  following  table  sets  forth,  as of  November  20,  2003, information with respect to the shares of Common Stock beneficially owned by (i)
each director and director nominee; (ii) each person (other than a person who is also a director and/or a director  nominee) who is an executive officer named in the Summary  Compensation  Table  below;  and (iii) all  executive  officers and directors  as a group.  The term  "executive  officer"  is  defined as the Chief
Executive  Officer/President,  Vice-President  or any other  person who performs similar policy making functions for the Company.

                                                                                 Amount and Nature of
                                                                                      Beneficial
    Title of Class                                                                Ownership(1)(2)(3)     Percent of
                                                 Name                                                      Class

Common Stock             George Lovato, Executive Officer and Director(4)       10,490,000                 10.23%
                         12310 Claremont NE
                         Albuquerque, NM  87112
Common Stock             Don White                                              7,308,000                  7.31%
                         8106 Devonwood
                         Huston, TX  77070
Common Stock             Jay Simon                                              710,000                      *
                         5528 E. Cheryl Drive
                         Paradise Valley, AZ  85253
Common Stock             Jerome Ruther                                          7,375,000                  7.38%
                         1208 North Summit Drive
                         Santa Fe, NM  87501
Common Stock             David Poling                                           3,082,300                  3.08%
                         3616 San Rio Place NW
                         Albuquerque, NM  87107
All Current Directors
and Executive Officers                                                                28,704,780           28.71%
as a Group

*        Less than 1%.
(1)  Based on  99,998,267  shares of Common  Stock  outstanding  on the transfer records as of November 20, 2003.
(2)  Calculated  pursuant to Rule 13d-3(d)(1) of the Securities  Exchange Act of
     1934. Under Rule  13d-3(d)(1),  shares not outstanding which are subject to options,  warrants,  rights or conversion privileges  exercisable within 60 days are deemed  outstanding  for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of  calculating  the  percentage  owned by each other  person  listed.  The
     Company  believes that each  individual or entity named has sole investment and  voting  power  with  respect to shares of Common  Stock  indicated  as beneficially  owned by them,  subject to  community  property  laws,  where applicable, except where otherwise noted.
(3)  Includes an option for 300,000  shares issued to each director  exercisable until December 31, 2003 at an exercise price of $0.50 per share.

                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of  Directors  took  action  four  times by written  consent  and eighteen times by formally called meetings during the most recent fiscal year.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Section  16(a) of the  Securities  Exchange  Act  requires  our  directors, executive officers and persons who own more than 10% of our Common Stock to file reports of  ownership  and  changes in  ownership  of our Common  Stock with the
Securities and Exchange  Commission.  Directors,  executive officers and persons who own more  than 10% of our  Common  Stock  are  required  by  Securities  and
Exchange  Commission  regulations  to furnish to us copies of all Section  16(a)
forms they file.

     To our  knowledge,  based  solely upon review of the copies of such reports received or written  representations from the reporting persons, we believe that during our 2003 fiscal year our  directors,  executive  officers and persons who own more than 10% of our Common  Stock  complied  with all Section  16(a) filing requirements  with the exception of the following:  George Lovato filed a Form 4 late 7 times, Jay Simon filed a Form 4 late 1 time, and Don White filed a Form 4 late 2 times.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

George Lovato, President and Chief Executive Officer

         See discussion of business experience above.

Don White, Chief Financial Officer and Vice President

         See discussion of business experience above.

David Poling, Vice President

         See discussion of business experience above.

Jay Simon, Secretary and Treasurer

         See discussion of business experience above.

                              SUMMARY COMPENSATION

The following table shows the compensation paid over the past three fiscal years with respect to: (i) the Company's Chief  Executive  Officer and President as of
the end of the 2002 fiscal  year;  (ii) the four other most  highly  compensated executive officers (in terms of salary and bonus) serving at the end of the 2002 fiscal year whose annual salary and bonus exceeded $100,000; and (iii) up to two additional  individuals  who would be in category (ii) but for the fact that the individual was not serving as an executive  officer of the Company at the end of the last completed fiscal year (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                         LONG TERM COMPENSATION
                     ANNUAL COMPENSATION                  AWARDS         PAYOUTS
          (a)         (b)     (c)       (d)       (e)       (f)          (g)         (h)       (i)

                                                 Other
         Name                                    Annual   Restricted   Securities   LTIP       All
          And                                    Compen   Stock        Underlying   Payouts    Other
       Principal             Salary     Bonus    sation   Award(s)     Options      SARs(1)    Compen
       Position       Year     ($)       ($)       ($)       ($)                    ($)        sation

     George Lovato
     CEO/Director
                      2002   27,000         0         0    35,000         0         0         0
                      2001  141,000         0         0   264,000         0         0         0
                      2000  147,000         0         0   280,000         0         0         0

       Jay Simon
Sec/Treas/Director
                      2002        0         0         0         0         0         0         0
                      2001        0         0         0   138,000         0         0         0
                      2000        0         0         0    50,000         0         0         0

     David Poling
V. President/Director
                      2002        0         0         0    17,500         0         0         0
                      2001        0         0         0    94,000         0         0         0
                      2000        0         0         0   150,000         0         0         0

     Jerome Ruther    2002        0         0         0         0         0         0         0
       Director(2)    2001   15,000         0         0   205,500   328,000         0         0
                      2000        0         0    45,000         0         0         0         0

      Don White       2002   14,583         0         0    17,500         0         0         0
    CFO/Director      2001   22,500         0         0   329,000         0         0         0
                      2000        0         0         0         0         0         0         0

(1)  No SARs were granted or exercised by any named executive officer in any of, the last three fiscal  years.

(2)  Amounts  paid to Mr.  Ruther were paid for work done for us in  conjunction with the creation of our audio books division.

No stock options were granted or exercised by any executive officer during the fiscal year ended December 31, 2003.

Employment Agreements

     On January 1, 1999 we entered into an employment  agreement with Mr. George
Lovato, our President.  The term of the agreement is automatically  renewed each year for a period of three years unless either party elects to terminate it. Mr.
Lovato is to receive  compensation at the rate of $250,000 per year or 5% of our gross  revenue,  whichever is greater.  Mr. Lovato will not receive any deferred compensation  from  Americana.  We may not terminate the agreement if Mr. Lovato becomes disabled,  ill or  incapacitated.  If Mr. Lovato dies during the term of employment,  we must  pay  his  estate  the sum of  $500,000  in  fifty  monthly installments of $10,000 each.  Subject to certain events,  including the sale of substantially  all of our assets to a single  purchaser  and  bankruptcy,  among others, we may terminate the agreement upon 90 days written notice if we pay Mr.
Lovato the sum of $500,000 in twelve consecutive  monthly  installments.  We may terminate the agreement for cause with twelve months written notice.  During the notice  period,  we must  continue  to pay Mr.  Lovato  the full  amount  of his compensation.  Mr.  Lovato will also  receive a severance  allowance of $250,000 made  in  twelve  consecutive  monthly  installments  beginning  on the  date of termination.  Mr.  Lovato may terminate his  employment  upon 12 months  written notice to us.

     Mr. Don White is paid $3,000 per month for his services as Chief  Financial
Officer.  On November 1, 1999 we entered into an employment  agreement  with Mr.
White.  The agreement may be terminated for cause or on 90 days written  notice.
The  agreement  may  not  be  terminated  if  Mr.  White  becomes  disabled.  If termination  occurs  due  to  certain  corporate  events,  such  as  a  sale  of substantially  all of our assets,  the  purchase  of our stock in a  transaction meant to take us "private",  the  termination of our business or the liquidation of our assets, or other enumerated  events, we will be required to pay Mr. White the sum of $500,000 which may be paid in 12 consecutive monthly installments. If we terminate Mr. White's  employment for cause, we will be required to pay him a severance  payment  of  $250,000,  which may be paid in 12  consecutive  monthly installments.  Mr. White may  terminate  his  employment  by giving us 12 months notice. If he terminates his employment,  we will be required to pay Mr. White a severance  payment  of  $250,000,  which may be paid in 12  consecutive  monthly installments.

     Absent employment agreements, officers hold their positions at the pleasure of the Board of Directors.

Equity Incentive Plan

     Our Board of Directors  has approved the 2003 Equity  Incentive  Plan which permits us to grant,  for a ten year  period,  awards of stock,  stock  purchase rights and stock options.  We have currently  reserved  24,430,000 shares of our common stock for issuance to our directors,  employees and consultants under the
Plan. The Plan is administered by the Board of Directors.  As the  administrator of the Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Plan, to select  persons to whom stock purchase  rights or options will be granted, to designate the number of shares to be covered by each option or stock purchase right, to specify the type of consideration to be paid, and to establish all other terms and conditions of each option or stock purchase right.  Options  granted  under the Plan will not have a term that  exceeds  ten years from date of grant.  No options or stock purchase rights have been granted to any named executive officers during the last completed fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From  time-to-time  we enter into  arrangements  with or borrow  money from persons who are executive officers, directors and/or beneficial holders of 5% or
more  of  our  common  stock,  or  their   affiliates.   Descriptions  of  these
transactions are set forth below.

     On January 1, 1999 we entered into a Corporate Finance Consulting Agreement with B. H. Capital  Limited,  an entity  controlled  by our  President and Chief
Executive  Officer,  Mr. George  Lovato,  Jr. The term of the agreement is for 5 years. This agreement  requires us to pay a success fee to B. H. Capital Limited for any financing  obtained for Americana by B. H. Capital Limited.  The success fee is calculated as 1% of the gross amount of financing raised.

     We pay B. H. Capital Limited a $3,000.00  monthly  facility use fee for use of B. H. Capital Limited's office, personnel, and facilities. This agreement was also  entered  into on January 1, 1999 and had an initial  term of 3 years.  The lease is currently continuing on a month-to-month basis.

     In January 2000 we entered into a lease with Tierra  Americana Real Estate,
LLC, an entity  controlled  by our President and Chief  Executive  Officer,  Mr.
George Lovato, Jr., for the premises located at 142 Truman Street,  Albuquerque,
New  Mexico.  We use this space for offices  and  warehousing.  We also sublet a portion of this space. The lease has a term of four years.

     In September, October and November 2001 our director, Jerome Ruther, loaned us $100,000, $100,000 and $100,000,  respectively. Each loan accrues interest at the rate of 30% per year.  Interest is to be paid monthly and principle is to be paid one year from the date of the loan.  No payments of  principle  or interest have been paid toward this obligation.

     In  December  2001 our Chief  Financial  Officer and  director,  Don White, loaned  us  $10,000.  The loan  accrues  interest  at the rate of 30% per  year.
Interest  is to be paid  monthly and  principle  is to be paid one year from the date of the loan.  No payments of  principle  or interest  have been paid toward this obligation.

     During the fiscal year ended  December 31, 2002, we received loans from the following directors:

            George Lovato                               $22,034
            Don White                                   $41,262
            Jerry Ruther                                $37,500
            David Poling                                $ 3,000

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     To be considered for inclusion in next year's Proxy Statement,  stockholder proposals must be received at our principal  executive offices no later than the close of business on October 3, 2004.

     Notice of intention to present a proposal at the 2004 Annual Meeting should be addressed to Corporate Secretary,  Americana Publishing,  Inc., 303 San Mateo
NE, Suite 104A, Albuquerque,  NM 87108. We reserve the right to reject, rule out of order,  or take other  appropriate  action with respect to any proposal  that does not comply with these and other  applicable  requirements.  Any stockholder proposal for next year's Annual  Meeting  submitted  after November 1, 2004 will not be  considered  filed on a timely basis.  For proposals  that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are  timely  filed,  the  Company  retains  discretion  to vote  proxies it receives,  provided that (i) the Company  includes in its Proxy Statement advice on the  nature  of the  proposal  and how it  intends  to  exercise  its  voting discretion and (ii) the proponent does not issue a Proxy Statement.

                          TRANSACTION OF OTHER BUSINESS

     Management  does not know of any  matters to be brought  before the meeting other than those referred to in this Proxy  Statement.  If any matters which are not  specifically  set  forth  in the form of proxy  and  this  Proxy  Statement properly  come before the meeting,  the persons  designated as proxies will vote thereon in accordance with their best judgment.

                           AMERICANA PUBLISHING, INC.
               303 San Mateo NE, Suite 104A, Albuquerque, NM 87108
                                     PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Americana Publishing, Inc. (the "Company") hereby appoints  GEORGE LOVATO as the attorney and proxy of the  undersigned,  with the powers the undersigned would possess if personally present,  and with full power of substitution, to vote all shares of common stock of the Company at the Annual
Meeting of Stockholders of the Company to be held on Friday, January 30, 2004 at
11:00 a.m. at 303 San Mateo NE, Suite 104A,  Albuquerque,  NM 87108,  and at any
adjournment or  postponement  thereof,  upon all subjects that may properly come before the  meeting,  including  the matters  described  in the Proxy  Statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 - Election of Directors:
[   ] FOR all five nominees listed below.
[   ] WITHHOLD AUTHORITY to vote for all five nominees for director listed below.
[   ] FOR all five nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
Nominees: Mr. George Lovato, Jr., Mr. Don White, Mr. David Poling, Mr. Jay Simon and Mr. Jerome Ruther

PROPOSAL 2 - The  ratification  of the  selection  of Phillip H.  Salchli CPA as independent  auditor of the Company for the fiscal  years  ending  December  31,
2002, 2003, and 2004.
                           [   ] FOR      [   ] AGAINST      [   ]  ABSTAIN

PROPOSAL 3 - The  approval of an  amendment  to the  Articles  of  Incorporation increasing the total authorized shares of common stock to 500,000,000.

                           [   ] FOR      [   ] AGAINST      [   ]  ABSTAIN

PROPOSAL 4- The approval of the modification to the  anti-takeover  provision of the director option agreements.

                           [   ] FOR      [   ] AGAINST      [   ]  ABSTAIN

PROPOSAL 5 - The approval of the Reverse Stock Split.

                           [   ] FOR      [   ] AGAINST      [   ]  ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the  undersigned  stockholders(s).  If no direction is made,  this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors,
"FOR" the  proposal  to ratify the  selection  of Phillip H.  Salchli CPA as our independent  auditor,  "FOR" the  increase  to the  authorized  shares of common stock,  "FOR" the  modification to the  anti-takeover  provision of the director option agreements,  and "FOR" the reverse stock split. This proxy also delegates discretionary  authority  to vote with respect to any other  business  which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES  RECEIPT OF THE NOTICE OF ANNUAL MEETING AND
PROXY STATEMENT  FURNISHED IN CONNECTION  THEREWITH AND HEREBY RATIFIES ALL THAT
THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                            Dated:

                                                       (Stockholder's Signature)

                                                       (Stockholder's Signature)

                   Note:  Please mark,  date and sign this proxy card and return it in  the  enclosed  envelope.  Please  sign  as  your  name appears  hereon.  If shares are  registered  in more than one name,  all owners  should sign.  If signing in a fiduciary or representative  capacity,  please  give full title and attach evidence  of  authority.  Corporations  please sign with full corporate  name  by  a  duly  authorized  officer  and  affix corporate seal.